EXHIBIT 1(o)
                              JANUS INVESTMENT FUND

                       Form of Certificate of Designation


     The undersigned, being the Secretary of Janus Investment Fund (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.1(b) and Section 9.3 of the Agreement and Declaration of Trust, dated February 11, 1986, as amended to date (hereinafter, as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on _____________, 1994, the Declaration of Trust was amended to establish and designate new a Series of Shares of the Trust, the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund]. The text of the resolution setting forth such establishment and designation is as follows:

     There is hereby established and designated the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund]. The beneficial interest in the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] shall be divided into Shares having a nominal or par value of one cent ($.01) per Share, consisting of three separate Classes. An unlimited number of Shares of each Class may be issued, which Shares shall represent interests only in the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund]. The Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund]
[Janus Tax-Exempt Money Market Fund] shall have the following rights and preferences:

          (a) Assets Belonging to the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund]. Any portion of the Trust Property allocated to the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund], and all consideration received by the Trust for the issue or sale of Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund], together with all assets in which such consideration is invested or reinvested, all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] and shall irrevocably belong to the [Janus Money Market Fund] [Janus Government Money


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          Market Fund] [Janus  Tax-Exempt  Money Market Fund] for all  purposes, and shall be so recorded upon the books of account of the Trust, and the Shareholders of any other Fund who are not Shareholders of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus
          Tax-Exempt   Money  Market   Fund]  shall  not  have,   and  shall  be
          conclusively deemed to have waived, any claims to the assets of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund]. Such consideration, assets, interest, dividends, income, earnings, profits, gains and proceeds, together with any General Items allocated to the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] as provided in the following sentence, are herein referred to collectively as "Fund Assets" of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund], and as assets "belonging to" the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund]. In the event that there are any assets, income, earnings, profits, and
          proceeds   thereof,   funds,   or  payments   which  are  not  readily
          identifiable  as  belonging  to  any  particular  Fund   (collectively
          "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Funds of the Trust in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] shall belong to and be part of the Fund Assets of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund]. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders and creditors of all the Funds for all purposes.

          (b)  Liabilities  of the [Janus Money  Market Fund] [Janus  Government
          Money Market Fund] [Janus Tax-Exempt Money Market Fund]. The assets belonging to the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] shall be charged with the liabilities incurred by or arising in respect of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-


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          Exempt  Money  Market  Fund]  and all  expenses,  costs,  charges  and
          reserves   attributable  to  the  [Janus  Money  Market  Fund]  [Janus
          Government Money Market Fund] [Janus Tax-Exempt Money Market Fund], which may be allocated among the different Classes of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] as the Trustees may from time to time determine to be appropriate, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as pertaining to any particular Fund shall be allocated and charged by the Trustees to and among any one or more of the Funds of the Trust in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] are herein referred to as "liabilities of" the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund]. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all the Funds for all purposes. Any creditor of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] may look only to the assets of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] to satisfy such creditor's claims, and the creditors of a particular Class of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] may look only to the share of that Class in the assets of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] to satisfy their claims.

          (c) Dividends. Dividends and distributions on Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the Shareholders of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund], from such of the income, accrued or realized, and capital gains, realized or unrealized, and out of the


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          assets  belonging to the [Janus  Money Market Fund] [Janus  Government
          Money Market Fund] [Janus Tax-Exempt Money Market Fund], as the Trustees may determine, after providing for actual and accrued liabilities of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund]. Dividends and distributions shall be in such amounts as may be declared from time to time by the Trustees, and such dividends and distributions may vary as between the Classes of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] to reflect differing allocations among such Classes of the liabilities of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] and any resultant differences between the net asset value of such several Classes, to such extent and for such purposes as the Trustees may deem appropriate, but dividends and distributions on the Shares of a particular Class shall be distributed pro rata to the Shareholders of that Class in proportion to the number of such Shares held by such holders at the date and time of record established for the payment of such dividends or distributions.
          Notwithstanding  the  foregoing,   the  Trustees  may  determine,   in
          connection with any dividend or distribution program or procedure, that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure, or that dividends or distributions shall be payable on Shares which have been tendered by the holder thereof for redemption or repurchase, but the redemption or repurchase proceeds of which have not yet been paid to such Shareholder. Dividends and distributions on the Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] may be made in cash or Shares of any Class of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] or a combination thereof as determined by the Trustees, or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) hereof, but without any load or sales charge.


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          (d) Liquidation. In the event of the liquidation or dissolution of the
          Trust, the Shareholders of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] shall be entitled to receive, when and as declared by the Trustees, the excess of the Fund Assets over the liabilities of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund]. The assets so distributable to the Shareholders of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] shall be allocated among the Classes of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] in proportion to the respective aggregate net asset value of the outstanding Shares thereof, and shall be distributed to the Shareholders of each such Class in proportion to the number of Shares of that Class held by them and recorded on the books of the Trust. The liquidation of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus
          Tax-Exempt Money Market Fund], or of any Class thereof, may be authorized by vote of a Majority of the Trustees, subject to the affirmative vote of "a majority of the outstanding voting securities" of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] or such Class, as the quoted phrase is defined in the 1940 Act, determined in accordance with last clause of the definition of "Majority Shareholder Vote" in Section 1.4 of the Declaration of Trust.

          (e) Voting. The Shareholders shall have the voting rights set forth in or determined under Article VII of the Declaration of Trust.

          (f) Redemption by Shareholder. Each holder of Shares of any Class of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] shall have the right at such times as may be permitted by the Trust, but no less frequently than once each week, to require the Trust to redeem all or any part of such Shares at a redemption price equal to the net asset value per Share of such Class next determined in accordance with subsection (h) hereof after the Shares are properly tendered for redemption; provided, that the Trustees may from time to time, in their discretion, determine and impose a fee for such redemption. Payment of the redemption price shall be


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
          in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in Securities or other assets belonging to the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] at the value of such Securities or assets used in such determination of net asset value. Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] or any Class thereof to require the Trust to redeem Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] during any period or at any time when and to the extent permissible under the 1940 Act.

          (g) Redemption at the Option of the Trust. Each Share of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] shall be subject to redemption at the option of the Trust at the redemption price which would be applicable if such Share were then being redeemed by the Shareholder pursuant to subsection (f) hereof: (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Shares of the Trust or of any Fund, or (ii) upon such other conditions with respect to maintenance of Shareholder accounts of a minimum amount as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund]. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

          (h) Net Asset Value. Subject to the provisions of the two sentences immediately following, the net asset value per Share of any Class of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market] Fund at any time shall be the quotient obtained by dividing the value of the net assets of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] or the share of such Class in such assets,


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          as the case may be,  at such  time  (being  the  current  value of the assets belonging to the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund], or the share of such Class therein, less the then-existing liabilities of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund], or the share of such Class in such liabilities) by the total number of Shares of that Class then outstanding,  all  determined  in  accordance  with  the  methods  and
          procedures,   including  without  limitation  those  with  respect  to
          rounding, established by the Trustees from time to time. The aggregate net asset value of the several Classes of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] shall be separately computed, and may vary from one another. The Trustees shall establish procedures for the allocation of investment income or capital gains and expenses and liabilities of the separate Classes of Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] among the several Classes of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund], in order to reflect the varying net asset values of, and the liabilities and expenses attributable to, such Classes. The Trustees may determine to maintain the net asset value per Share of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declaration of income attributable to the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] as dividends payable in additional Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] at the designated constant dollar amount and for the handling of any losses attributable to the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund]. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the shares of beneficial interest account of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] such Shareholder's pro rata portion of the total number of Shares required to be canceled


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
          in order to permit the net asset value per share of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] shall be deemed by his purchase of Shares of any Class thereof to have expressly agreed to make the contribution referred to in the preceding sentence in the event of any such loss.

          (i) Transfer. All Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] shall be transferable, but transfers of Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] will be recorded on the Share transfer records of the Trust applicable to the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] only at such times as Shareholders shall have the right to require the Trust to redeem Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] and at such other times as may be permitted by the Trustees.

          (j) Equality. All Shares of each Class of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] shall represent an equal proportionate interest in the share of such Class in the assets belonging to the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund], subject to a like share of the liabilities of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund], adjusted for any liabilities specifically allocable to that Class, and each Share of any such Class shall be equal to each other Share thereof; but the interests represented by the Shares of the different Classes of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] shall reflect any distinctions among the several Classes of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] existing under this Certificate of Designation. The Trustees may from time to time divide or combine the Shares of the [Janus


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
          Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund], or any Class of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund], into a greater or lesser number of Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] Fund or Class without thereby changing the proportionate beneficial interest in the assets belonging to the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market] Fund or in any way affecting the rights of the holders of Shares of any other Fund or Class.

          (k) Rights of Fractional Shares. Any fractional Share of any Series or Class shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund].

          (l) Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] shall have the right to convert said Shares into Shares of one or more other Funds of the Trust, that holders of any Class of Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] shall have the right to convert such Shares into Shares of one or more other Classes of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund], and that Shares of any Class of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund] shall be automatically converted into Shares of another Class of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund], in each case in accordance with such requirements and procedures as the Trustees may establish.


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          (m)  Amendment,  etc.  Subject to the  provisions  and  limitations of
          Section 9.3 of the Declaration of Trust and applicable law, this Certificate of Designation may be amended by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees), provided that, if any amendment adversely affects the rights of the holders of Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund], or of any Class thereof, such amendment may be adopted by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with Section 7.1 of the Declaration of Trust of the holders of a majority of all the Shares of the [Janus Money Market Fund] [Janus Government Money Market Fund] [Janus Tax-Exempt Money Market Fund], or of the affected Class thereof, as the case may be, outstanding and entitled to vote.

          (n) Incorporation of Defined Terms. All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust filed with the Secretary of State of the Commonwealth of Massachusetts.

     The Trustees further direct that, upon the execution of this Certificate of Designation, the Trust take all necessary action to file a copy of this Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned has set her hand and seal this ____ day of ___________, 1994.



                                        ________________________________________
                                        Janice M. Teague, Secretary


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STATE OF COLORADO            )
                             )        ss.
CITY AND COUNTY OF DENVER    )

     BEFORE ME, the undersigned authority, on this day personally appeared Janice M. Teague, Secretary of Janus Investment Fund, who, being by me first duly sworn, stated on her oath that the foregoing document is true and correct and that she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of ___________, 1994.



My Commission Expires:                  ________________________________________
_________________________               Notary Public


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